ISCO International to Present at International Wireless Industry Consortium Workshop on August 2, 2007

ELK GROVE VILLAGE, IL -- 07/26/2007 -- ISCO International, Inc. (AMEX: ISO), a leading supplier of RF management and interference-control solutions for the wireless telecommunications industry, today announced that its CTO is scheduled to present at the International Wireless Industry Consortium (IWPC) technology forum on August 2, 2007. The topic that Dr. Abdelmonem will present is titled, "Adaptive RF Front Ends."

The forum titled, "High Data Rate Mobile Network Overlays & Base Station Upgrades," will be held near Chicago in Schaumburg, IL, and will be hosted by Huawei with participation by Verizon Wireless, US Cellular, and T-Mobile. Stated workshop goals include strategies for optimized network implementations and "future proof" networks.

"ISCO will be presenting several of its newest adaptive RF technologies that can rapidly and cost-effectively enable network upgrades and the integration of spectrum acquisitions required to support the deployment of 3G/4G broadband services. The impact of these technologies can lead to a significant reduction in operator capital expenditures by 'future proofing' these networks through remotely adaptable hardware architectures that don't need to be physically modified on an ongoing basis," said Dr. Amr Abdelmonem, CTO of ISCO.

The link for the forum is: http://www.iwpc.org/Workshop_Folders/07_07_Infrastructure_Overlay/Overlay.htm

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to financing in the future if necessary; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492
iscoir@iscointl.com